Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTERCONTINENTALEXCHANGE GROUP, INC.

IntercontinentalExchange Group, Inc. (the “Corporation”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE I thereof in its entirety and inserting the following in lieu thereof:

“ARTICLE I

Name of Corporation

The name of the Corporation is Intercontinental Exchange, Inc.”

SECOND:  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD:  This Certificate of Amendment shall be effective at 8:00 am, Eastern  Time, on June 2, 2014.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer, this 30th day of May 2014.

INTERCONTINENTALEXCHANGE GROUP, INC.

By:	/s/ Andrew J. Surdykowski
Name:	Andrew J. Surdykowski
Title:	Senior Vice President, Associate
General Counsel